Exhibit 99.1

Source: B. Riley Financial, Inc.

B. Riley Financial Announces Pricing of

Senior Notes Offering

LOS ANGELES— OCTOBER 28, 2016 — B. Riley Financial, Inc. (NASDAQ: RILY) (the “Company”) today announced that on October 27, 2016 it priced an underwritten registered public offering of $25 million aggregate principal amount of 7.50% Senior Notes due 2021 (the “Notes”) at 100% of the principal amount. The Company has granted the underwriters a 30-day option to purchase up to an additional $3.75 million aggregate principal amount of Notes in connection with the offering solely to cover overallotments. Wunderlich Securities, Inc. and Compass Point Research & Trading LLC are acting as book-running managers for the offering. The offering is subject to customary closing conditions and is expected to close on Wednesday, November 2, 2016.

The Company intends to use the net proceeds for general corporate purposes.

The Notes will be offered under the Company's shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering of these Notes will be made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. provides collaborative financial services and solutions through several subsidiaries and with the acquisition of United Online, Inc. (“UOL”) on July 1, 2016, provides consumer services and products over the internet. B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients;. Great American Group, LLC, a leading provider of advisory and valuation services, and asset disposition and auction solutions to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms. B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies. UOL provides internet access services and devices under the NetZero and Juno brands primarily in the United States.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the senior notes offering. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.